EXHIBIT 10.5

ESCROW AGREEMENT

THIS AGREEMENT dated for reference the 25th day of October, 2004

AMONG:

PLURISTEM LIFE SYSTEMS, INC., a Nevada company, having an office at Matam Centre, Building 20, Haifa, 31905, Israel (herein called “Pluristem”)

OF THE FIRST PART

AND:

(herein called the “Investor”)

OF THE SECOND PART

AND:

(herein called the “Escrow Agent”)

OF THE THIRD PART

WITNESSES THAT WHEREAS:

A.         The Board of Directors of Pluristem approved of a private placement of up to 15,000,000 Units each Unit consisting of one common share (each a “Share”) and one common share purchase warrant (each a “Warrant”) with Investors listed in Schedule A attached hereto pursuant to Share Purchase Agreements (“SPAs”) and Investors’ Rights Agreements (“IRAs”)dated for reference October 25, 2004;

B.         The SPAs and IRAs contemplated that the Shares and Warrants would be held in escrow with release over time;

C.         Pluristem and the Investor desire to appoint the Escrow Agent, and the Escrow Agent has agreed to act as escrow agent, to hold the Shares and Warrants in accordance with the terms hereof;

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THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1                    Wherever used in this Agreement, unless the context otherwise requires, the following words and terms will have the meanings shown:

(a)	“Agreement” means this escrow agreement;
(b)	“Company” means Pluristem;
(c)	“Closing Date” means the day the initial Shares and Warrants were paid for and issued by the Company;
(d)	“Release Date” means each of the 9, 12, 15 and 18 month anniversaries of the Closing Date;
(e)	“Subsequent Closing Date” means any closing of purchase and sale of Shares and Warrants pursuant to the SPAs not completed on the Closing Date.
1.2	In this Agreement:
(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;
(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and
(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.
2.	DEPOSIT OF SHARES AND WARRANTS

2.1                    The Company will within three (3) days of the Closing Date or any Subsequent Closing Dates, whichever is applicable, deliver the Shares and Warrants to the Escrow Agent for deposit in escrow with the Escrow Agent on the terms of this Agreement.

3.	ESCROW PROVISIONS

3.1                    The Company hereby directs the Escrow Agent to retain the Shares and Warrants in safekeeping, and not to do or cause anything to be done to release the Shares and Warrants from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2                    The Escrow Agent will hold the Shares and Warrants in escrow and will deliver twenty five (25%) percent of each Investor’s Shares and Warrants to such Investor on each Release Date.

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3.3                    The Shares and Warrants will not be released from escrow, transferred within escrow or otherwise in any manner dealt with except in accordance with this Agreement or as may be required by reason of the bankruptcy of the Company, in which case the Escrow Agent will hold the Shares and Warrants subject to this Agreement, for whatever person, firm or corporation shall be legally entitled to be or become the owner thereof.

4.	THE ESCROW AGENT

4.1                    In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2                    The Company and the Investor jointly and severally covenant and agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors, and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3                    In case proceedings should hereafter be taken in any court respecting the Shares and Warrants, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security against its costs of such proceedings.

4.4                    The Escrow Agent will have no responsibility in respect of loss of the Shares and Warrants except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shares and Warrants belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5                    The Escrow Agent will not be bound in any way by any contract between the parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Shares and Warrants as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth.

4.6                    In no event will the Escrow Agent be deemed to have assumed any liability or responsibility for the sufficiency, form and manner of making any notice or demand provided for under this Agreement or of the identity of the persons executing the same, but it shall be sufficient if any writing purporting to be such a notice, demand or protest is served upon the Escrow Agent in any manner sufficient to bring it to its attention.

4.7                    In the event that the Shares and Warrants are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without

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jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, order, judgment or decrees it will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.8                    Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgements or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.9                    If the Escrow Agent receives any written instructions contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares and Warrants until the lawful determination of the issue between the parties hereto.

4.10                  If protest is made to any action contemplated by the Escrow Agent under this Agreement, the Escrow Agent may continue to hold the Shares and Warrants until the right to the Shares and Warrants is legally determined by a court of competent jurisdiction or otherwise.

4.11                  The Escrow Agent may resign as Escrow Agent by giving not less then ten (10) days’ written notice thereof to each of the Company or the Investor. The Company and the Investor may terminate the Escrow Agent by giving to the Escrow Agent a notice of termination executed by each of them not less than ten (10) days prior to the proposed date of termination. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is ten (10) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Company and the Investor may agree upon. All indemnities granted to the Escrow Agent will survive the termination of this Agreement or the resignation or termination of the Escrow Agent.

4.12                  Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given by the Company and the Investor jointly.

4.13                  Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Company and the Investor or between any other persons or between any of them with respect to this Agreement or any matters arising thereto, or with respect to the Shares and Warrants, the Escrow Agent may in its sole discretion deliver and interplead the Shares and Warrants into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

5.	COUNTERPARTS

5.1                    This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

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6.	GENERAL

6.1                    Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2                    This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

6.3                    The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4                    This Agreement will be governed by and construed in accordance with the laws of Israel.

6.5                    Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Israel or the United States, the notice to the addresses set forth on the first page of this Agreement (or to such other address or facsimile number as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

Notice may be delivered by facsimile to the following facsimile numbers:

Escrow Agent:	Tulchinsky Stern & Co
Attention:	Baruch Perl
Fax No.:	972-2-651-3133

Pluristem Life Systems, Inc.

	Attention:	Yossi Keret
	Fax No.:	972-4-850-1085
Investor:
Fax No./Home Email:
Tel. No.:
6.6	Time is of the essence of this Agreement.

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6.7                    Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

6.8                    It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other. Except for the disposition of the Shares, Investor shall be recorded by the Company as owner of the Shares and Warrants and shall be entitled to exercise any right and be subject to any obligation as a stockholder and/or warrant holder, including, without limitation, any voting rights associated with the Shares.

6.9                    Each party has been advised and has opportunity to seek and obtain independent legal advice respecting all aspects of this Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered effective as of this 25th day of October, 2004

PLURISTEM LIFE SYSTEMS, INC.

Per:

Investor

as Escrow Agent

Per:
Partner

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SCHEDULE A

LIST OF INVESTORS

Investor	Units held

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